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                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
          SECURITY AGREEMENT AND FIXTURE FILING FOR COMMERCIAL PURPOSES

                                       by

                            CHECKS IN THE MAIL, INC.
                                   as Grantor

                                       to

                               W.Z. FAIRBANKS, JR.
                                   as Trustee

                               for the benefit of

                       BEAR STEARNS CORPORATE LENDING INC.
                                 as Beneficiary

                         Dated as of: December 15, 2005

                                Property Address:
                                2435 Goodwin Lane
                              New Braunfels, Texas

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THIS INSTRUMENT WAS PREPARED BY AND
RECORD AND RETURN TO:

JONATHAN BAUMSTARK, ESQ.
LATHAM & WATKINS LLP
885 THIRD AVENUE, SUITE 1000
NEW YORK, NY 10022

7.   RIGHTS AND RESPONSIBILITIES OF TRUSTEE; OTHER PROVISIONS RELATING TO

Exhibit A: legal description

                                       ii

                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
          SECURITY AGREEMENT AND FIXTURE FILING FOR COMMERCIAL PURPOSES

This Deed of Trust, Assignment of Leases and Rents, Security Agreement and
Fixture Filing for Commercial Purposes (this "Deed of Trust") is executed as of
December 15, 2005, by and from CHECKS IN THE MAIL, INC., a Delaware corporation
("Grantor"), whose address is 2435 Goodwin Lane, New Braunfels, Texas 78135, to
W.Z. Fairbanks, Jr., an individual, whose address is c/o LandAmerica, 7557
Rambler Road, Suite 1200, Dallas, Texas 75231, as trustee (together with its successors and assigns, collectively, "Trustee"), in favor of BEAR STEARNS
CORPORATE LENDING, INC., (together with its successors and assigns, collectively, "Beneficiary"), a Delaware corporation, as Administrative Agent and Beneficiary for the Lenders under the Credit Agreement more fully described below, whose address is 383 Madison Avenue, New York, New York 10179.

1.   DEFINITIONS

As used herein, the following terms shall have the following meanings:

"Covenants": All of the agreements, covenants, conditions, warranties, representations and other obligations made or undertaken by Grantor or any other person or entity to Beneficiary or others as set forth in the Loan Documents.

"Loan Documents": The (1) Credit Agreement dated as of December 15, 2005 among
Clarke American Corp., as borrower; CA Acquisition Holdings, Inc., a Delaware corporation, the Lenders from time to time party thereto; Bear, Stearns & Co.
Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers and joint book running managers; JPMorgan Chase Bank, N.A., as syndication agent; and Bear
Stearns Corporate Lending Inc., as administrative agent (the "Credit
Agreement"), (2) the Security Documents, and the Notes, each as defined in the
Credit Agreement, (3) this Deed of Trust, (4) the Intercompany Note, as defined in the Credit Agreement, (5) all other documents now or hereafter executed by
Grantor or any other person or entity to evidence or secure the payment and performance of the Obligations and (6) all modifications, restatements, consolidations, extensions, renewals and replacements of any of the foregoing.

"Mortgaged Property": All of Grantor's right title and interest in or to (1) the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Grantor (the "Land"), (2) buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the "Improvements"), (3) fixtures, materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and all water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (4) all goods, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or

hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and
Improvements or that may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, goodwill, chattel paper, documents, property licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs but only to the extent assignable (the "Personalty"), (5)
reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Grantor with respect to the Mortgaged Property,
(6) plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the "Plans"), (7) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property (the "Leases"), together with all related security and other deposits, (8) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "Rents"), (9) to the extent assignable, all other agreements, such as construction contracts, architects'
agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the
Mortgaged Property (the "Property Agreements"), (10) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of
Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (11) accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor, (13) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property and (14) any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or
Personalty. As used in this Deed of Trust, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

"Obligations": As defined in the Credit Agreement, as well as all obligations arising under the Guarantee and Collateral Agreement (as defined in the Credit
Agreement) and including, without limitation, all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to
Beneficiary under documents that recite that they are intended to be secured by this Deed of Trust.

"Permitted Encumbrances": The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Deed of

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Trust issued on the date hereof, together with the liens and security interests in favor of Beneficiary created or permitted by the Loan Documents.

"UCC": The Uniform Commercial Code of the State of Texas.

Capital terms used herein but not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement.

GRANT. For good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Grantor has GRANTED, BARGAINED, ASSIGNED,
SOLD, TRANSFERRED and CONVEYED and by these presents does GRANT, BARGAIN,
ASSIGN, SELL, TRANSFER and CONVEY unto the Trustee, or his substitutes, successors and assigns as hereinafter permitted, the Mortgaged Property, in trust, for the use and benefit of the Beneficiary, subject, however, to the
Permitted Encumbrances and the Permitted Liens. The maturity date of the secured debt is December 15, 2011.

2. WARRANTIES, REPRESENTATIONS AND COVENANTS. Grantor warrants, represents and covenants to Trustee and Beneficiary as follows:

2.1 Title to Mortgaged Property and Lien of this Instrument. Grantor owns the
Mortgaged Property free and clear of any liens, claims or interests, except the
Permitted Encumbrances and the Permitted Liens. This Deed of Trust creates a valid, enforceable first priority lien and security interest against the
Mortgaged Property, subject only to the Permitted Encumbrances.

2.2 First Lien Status. Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents. If any lien or security interest other than a Permitted Encumbrance or a Permitted
Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit
Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary to the extent required by the Credit Agreement).

2.3 Payment and Performance. Grantor shall pay and perform the Obligations when due under the Loan Documents to which it is a party and shall perform the
Covenants under the Loan Documents to which it is a party in full when they are required to be performed.

2.4 Replacement of Fixtures and Personalty. Except as permitted by the Credit
Agreement, Grantor shall not, without the prior written consent of Beneficiary, not to be unreasonably withheld, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is immaterial or is obsolete and in either case, is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary.

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2.5 Maintenance of Rights of Way, Easements and Licenses. Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the use of the Mortgaged
Property and will not, without the prior consent of Beneficiary, not to be unreasonably withheld or delayed, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged
Property which restriction is reasonably likely to materially and adversely effect the current use of the Mortgaged Property. Grantor shall comply in all material respects with all restrictive covenants affecting the Mortgaged
Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

2.6 Inspection. Grantor shall permit Beneficiary, and Beneficiary's respective agents, representatives and employees, to inspect the Mortgaged Property to the extent permitted in Section 6.6 of the Credit Agreement.

2.7 Other Covenants. All of the covenants in the Credit Agreement are incorporated herein by reference. All property-related covenants in the Credit
Agreement are incorporated as though Grantor were the "Borrower" thereunder.

2.8 Condemnation Awards and Insurance Proceeds.

     2.8.1 Condemnation Awards. Grantor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to
Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquaintances therefor, subject to the terms of the Credit Agreement.

     2.8.2 Insurance Proceeds. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged
Property. Grantor authorizes and directs the issuer of each of such insurance policies to make payment for all such losses to Beneficiary, to be released by
Beneficiary or applied in accordance with the terms of the Credit Agreement.

Notwithstanding the foregoing, Beneficiary shall make available to Grantor the foregoing awards, compensation and proceeds of condemnation and insurance, for the purpose of restoration and rebuilding the Mortgaged Property, to the same extent that Grantor or the borrowers would be entitled to retain Net Cash
Proceeds in connection with a Recovery Event (as both of those terms are defined in the Credit Agreement), under the terms of the Credit Agreement.

2.9 Transfer or Encumbrance of the Mortgaged Property. Grantor shall not, except as and to the extent permitted in the Credit Agreement, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

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3.   DEFAULT AND FORECLOSURE

3.1 Remedies. During the occurrence and continuance of an Event of Default (as defined in the Credit Agreement), Beneficiary may, at Beneficiary's election and by or through Beneficiary or otherwise, exercise any or all of the following rights, remedies and recourses:

     3.1.1 Acceleration. To the extent permitted by the Credit Agreement, declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

     3.1.2 Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and obtain possession of all books, records and accounts relating thereto. If Grantor remains in possession of the Mortgaged
Property after an Event of Default and without Beneficiary's prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

     3.1.3 Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee or Beneficiary in connection therewith in accordance with the provisions of the Credit Agreement.

     3.1.4 Foreclosure and Sale. Sell or offer for sale the Mortgaged Property in such portions, orders and parcels as the Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made after giving adequate legal notice of the time and place thereof and in all other respects in accordance with the provisions of Section 51.002 of the Texas Property Code, as now written or as hereafter amended or succeeded, relating to the sale of real estate or (with respect to the Personalty) by Chapter 9 of the UCC relating to the sale of collateral after default by a debtor or by other applicable present or subsequent laws. At such sale:

          3.1.4.1 The Trustee shall not be required to be physically present or have constructive possession of the Mortgaged Property, the Grantor hereby promising to deliver to the Trustee any portion of the Mortgaged Property not actually or constructively possessed by the Trustee, immediately upon demand by the Trustee, and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if same had been actually present and delivered to the purchaser at such sale.

          3.1.4.2 Each instrument of conveyance executed by the Trustee shall contain a special warranty of title binding upon the Grantor.

          3.1.4.3 Each and every recital contained in any instrument of conveyance made by the Trustee shall presumptively establish the truth and accuracy of the matters recited therein, including, without limitation, non-payment of the Indebtedness, advertisement and conduct of

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such sale in the manner provided herein, and otherwise by law, and by appointment of any substitute or successor trustee hereunder.

          3.1.4.4 Any and all prerequisites to the validity of such sale shall be presumed to have been performed.

          3.1.4.5 The receipt of the Trustee or of any other party making the sale shall be a sufficient discharge to the purchaser for his purchase price and no such purchaser or his assigns or personal representatives shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application of the proceeds.

          3.1.4.6 The Grantor shall be completely and irrevocably divested of all right, title and interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar, both at law and in equity, against the Grantor and against any and all other persons claiming or to claim the property sold or any part thereof, by or through the Grantor.

          3.1.4.7 The Beneficiary may be a purchaser at any such sale.

     3.1.5 Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to
Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and
Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of the Credit Agreement.

     3.1.6 Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity and under the UCC (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Deed of Trust).

3.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Beneficiary in its sole discretion may elect;
the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

3.3 Remedies Cumulative, Concurrent and Nonexclusive. Trustee and Beneficiary
shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note and the other
Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Trustee or Beneficiary in the enforcement of any rights,

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remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

3.4 Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the
Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the remaining Mortgaged Property. For payment of the Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

3.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any
Event of Default or of Beneficiary's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c)
any right to a marshalling of assets or a sale in inverse order of alienation.

3.6 Discontinuance of Proceedings. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor, Trustee and
Beneficiary shall be restored to their former positions with respect to the
Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Trustee and Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default that may then exist or the right of Trustee and Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

3.7 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Trustee or Beneficiary (or the receiver, if one is appointed) in the following order unless otherwise required by the Credit Agreement or applicable law:

     3.7.1 to the payment of the costs and expenses actually incurred by
Beneficiary in taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation: (1) Trustee's and receiver's reasonable fees and expenses, (2) court costs, (3) reasonable attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments or other charges subject to which the
Mortgaged Property shall have been sold;

     3.7.2 to the payment of all amounts (including interest), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Beneficiary under the Loan Documents;

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     3.7.3 to the payment of the Obligations and performance of the Covenants under the Loan Documents in such manner and order of preference as Beneficiary in its sole discretion may determine; and

     3.7.4 the balance, if any, to the payment of the persons legally entitled thereto.

3.8 Occupancy After Foreclosure. The purchaser at any foreclosure sale pursuant to this Deed of Trust shall become the legal owner of the Mortgaged Property.
All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

3.9 Protective Advances and Disbursements; Costs of Enforcement.

     3.9.1 If any Event of Default exists, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of
Grantor. All sums advanced and expenses incurred at any time by Beneficiary under this Section, or otherwise under this Deed of Trust or any of the other
Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the interest rate applicable to overdue Reimbursement Obligations under Section 2.14(c) of the Credit Agreement, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

     3.9.2 Grantor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of
Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust and the other Loan
Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

3.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article, the assignment of the Rents and Leases under Article 4, the security interests under Article 5, nor any other remedies afforded to Trustee or Beneficiary under the Loan Documents, at law or in equity shall cause Trustee or Beneficiary to be deemed or construed to be a mortgagee in possession of the
Mortgaged Property, to obligate Trustee or Beneficiary to lease the Mortgaged
Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

4.   ASSIGNMENT OF RENTS AND LEASES

4.1 Assignment. Grantor hereby grants to Beneficiary a present, absolute assignment of the Leases and Rents; provided, however, that subject to the provisions of this Deed of Trust and the other Loan Documents, Beneficiary hereby gives Grantor a revocable license, so long as no Event of Default has occurred hereunder, to collect and use the Rents as they become due and payable, but not in advance thereof. While any Event of Default exists and is continuing,
Beneficiary shall be entitled to (a) notify any person that the Leases have been assigned to

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Beneficiary and that all Rents are to be paid directly to Beneficiary, whether or not Trustee or Beneficiary has commenced or completed foreclosure or taken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any
Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) enter upon, take possession of and operate the Mortgaged Property; (e) lease all or any part of the Mortgaged Property; and/or (f) perform any and all obligations of Grantor under the Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver.

4.2 No Obligation. Notwithstanding Beneficiary's rights hereunder, Beneficiary shall not be obligated to perform, and Beneficiary does not undertake to perform, any obligation, duty or liability with respect to the Leases or Rents on account of this Deed of Trust. Trustee and Beneficiary shall have no responsibility on account of this Deed of Trust for the control, care, maintenance or repair of the Mortgaged Property, for any waste committed on the
Mortgaged Property, for any dangerous or defective condition of the Mortgaged
Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property except to the extent any of the foregoing are caused by
Beneficiary or its agents.

4.3 Right to Apply Rents. Beneficiary shall have the right, but not the obligation, to use and apply any Rents received hereunder in such order and such manner as Beneficiary may determine, including, without limitation, for: (a) the payment of costs and expenses of enforcing or defending the terms of this Deed of Trust or the rights of Beneficiary hereunder, and collecting any Rents and
(b) the payment of costs and expenses of the operation and maintenance of the
Mortgaged Property.

4.4 No Merger of Estates. So long as any part of the Obligations and Covenants secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee or any third party by purchase or otherwise.

5.   SECURITY AGREEMENT

5.1 Security Interest. This Deed of Trust constitutes a "Security Agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property
Agreements. To this end, Grantor grants to Trustee and Beneficiary a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and
Property Agreements and all other Mortgaged Property that is personal property to secure the payment of the Obligations and performance of the Covenants under the Loan Documents, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Trustee and Beneficiary with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property
Agreement sent to Grantor at least ten (10) days prior to any action under the
UCC shall constitute reasonable notice to Grantor.

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5.2 Financing Statements. Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor's chief executive office is in the State of Texas at the address set forth in the first paragraph of this Deed of Trust.

5.3 Fixture Filing. This Deed of Trust shall also constitute a "fixture filing"
for the purposes of the UCC against all of the Mortgaged Property that is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party
(Beneficiary) as set forth in the first paragraph of this Deed of Trust. Grantor is the record owner of the Mortgaged Property.

6.   MISCELLANEOUS

6.1 Notices. Any notice required or permitted to be given under this Deed of
Trust shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below:

                  If to Grantor, to:
                           Checks In The Mail, Inc.
                           2435 Goodwin Lane
                           New Braunfels, Texas 78135
                           Attention:  Chief Financial Officer
                           Telephone: ______________
                           Telecopy: _______________

                  with a copy to:
                           Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Attention: Nicholas Kujawa, Esq.
                           Telephone: (212) 373-3162
                           Telecopy: (212) 492-0162

                  If to Beneficiary, to
                           Bear Stearns Corporate Lending Inc.
                           383 Madison Avenue
                           New York, NY  10179
                           Attention: Stephen O'Keefe
                           Telephone: (212) 272-9184
                           Telecopy: (212) 272-9430

                                       10

                  with a copy to:
                           Latham & Watkins LLP
                           885 Third Avenue, Suite 1000
                           New York, NY  10022
                           Attn: Jonathan Baumstark, Esq.
                           Telephone: 212-906-1734
                           Telecopy: 212-751-4864

Any communication so addressed and mailed shall be deemed to have been duly given or made when delivered, or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth above or in the case of any party, to such other address as such party may hereafter notify to the other parties hereto.

6.2 Covenants Running with the Land. All Obligations contained in this Deed of
Trust are intended by Grantor, Trustee and Beneficiary to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein,
"Grantor" shall refer to the party named in the first paragraph of this Deed of
Trust and to any subsequent owner of all or any portion of the Mortgaged
Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

6.3 Attorney-in-Fact. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect
Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and
Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements and applications for registration necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the collateral, and (d) while any Event of
Default exists and is continuing, to perform any obligation of Grantor hereunder; however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by
Beneficiary in such performance shall be added to and included in the
Obligations and shall bear interest at the interest rate applicable to overdue
Reimbursement Obligations under Section 2.14(c) of the Credit Agreement; (3)
Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to
Grantor or any other person or entity for any failure to take any action that it is empowered to take under this Section.

6.4 Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

                                       11

6.5 No Waiver. Any failure by Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

6.6 Subrogation. To the extent proceeds of the Loan have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

6.7 Credit Agreement. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

6.8 Release. Upon payment in full of the Obligations, the termination or expiration of all Commitments (as defined in the Credit Agreement), and provided that no Letter of Credit (as defined in the Credit Agreement) shall be outstanding, Beneficiary, at Grantor's expense, shall release the liens and security interests created by this Deed of Trust or, at Grantor's request (but at no cost to Beneficiary) assign this Deed of Trust to a Beneficiary designated by Grantor.

6.9 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

6.10 Obligations of Grantor, Joint and Several. If more than one person or entity has executed this Deed of Trust as "Grantor," the obligations of all such persons or entities hereunder shall be joint and several.

6.11 Governing Law. This Deed of Trust shall be governed by the laws of the
State of Texas.

6.12 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

6.13 Entire Agreement. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

6.14 Future Advances. Upon request of Grantor, and at Beneficiary's option prior to release of this Deed of Trust, Beneficiary may make future advances to
Grantor. Such future advances, with interest thereon, shall be secured by this
Deed of Trust unless the parties shall agree otherwise in writing.

                                       12

7.   RIGHTS AND RESPONSIBILITIES OF TRUSTEE; OTHER PROVISIONS RELATING TO
     TRUSTEE

     Notwithstanding anything to the contrary in this Deed of Trust, Grantor and
Beneficiary agree as follows.

7.1 Exercise of Remedies by Trustee. Trustee hereby covenants to faithfully perform and fulfill the trusts herein created. To the extent that this Deed of
Trust or applicable law authorizes or empowers Beneficiary to exercise any remedies set forth in Section 3 hereof or otherwise, or perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this Deed of Trust in connection therewith, all for the benefit of Beneficiary and on Beneficiary's behalf in accordance with applicable law of the State. In connection therewith,
Trustee: (a) shall not exercise, or waive the exercise of, any Beneficiary's remedies (other than any rights of Trustee to any indemnity or reimbursement), except at Beneficiary's request, and (b) shall exercise, or waive the exercise of, any or all of Beneficiary's remedies at Beneficiary's request, and in accordance with Beneficiary's directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow Beneficiary's request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

7.2 Rights and Privileges of Trustee. To the extent that this Deed of Trust requires Grantor to reimburse Beneficiary for any expenditures Beneficiary may incur, Trustee shall be entitled to the same rights to reimbursement of expenses as Beneficiary, subject to such limitations and conditions as would apply in the case of Beneficiary. To the extent that this Deed of Trust negates or limits
Beneficiary's liability as to any matter, Trustee shall be entitled to the same negation or limitation of liability. To the extent that Grantor, pursuant to this Deed of Trust, appoints Beneficiary as Grantor's attorney in fact for any purpose, Beneficiary or (when so instructed by Beneficiary) Trustee shall be entitled to act on Grantor's behalf without joinder or confirmation by the other.

7.3 Authority of Beneficiary. If Beneficiary is a banking corporation, state banking corporation or a national banking association and the instrument of appointment of any successor or replacement Trustee is executed on Beneficiary's behalf by an officer of such corporation, state banking corporation or national banking association, then such appointment may be executed by any authorized officer or agent of Beneficiary and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of
Beneficiary.

7.4 Effect of Appointment of Successor Trustee. The Trustee may resign by the giving of notice of such resignation in writing to the Beneficiary. If the
Trustee shall die, resign or become disqualified from acting in the execution of this trust, or shall fail or refuse to exercise the same when requested by the
Beneficiary to do so, or if for any reason and without cause the Beneficiary shall prefer to appoint a substitute trustee to act instead of the original
Trustee named herein, or any prior successor or substitute trustee, the
Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession. Upon the appointment and designation of any successor, substitute or replacement Trustee, Trustee's

                                       13

entire estate and title in the Mortgaged Property shall vest in the designated successor, substitute or replacement Trustee. Such successor, substitute or replacement Trustee shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

7.5 Confirmation of Transfer and Succession. Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and moneys held by said Trustee hereunder to said successor, substitute or replacement Trustee.

7.6 Exculpation. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence, willful misconduct or knowing violation of law. Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted him, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property.
Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by
Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law). Trustee shall be under no liability for interest on any moneys received by it hereunder.

7.7 Endorsement and Execution of Documents. Upon Beneficiary's written request,
Trustee shall, without liability or notice to Grantor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Credit Documents. Grantor hereby irrevocably designates Trustee as its attorney in fact to execute, acknowledge and deliver, on Grantor's behalf and in Grantor's name, all instruments or agreements necessary to implement any provision(s) of this Deed of Trust or to further perfect the lien created by this Deed of Trust on the Mortgaged Property. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Grantor.

7.8 Multiple Trustees. If Beneficiary appoints multiple trustees, then any
Trustee, individually, may exercise all powers granted to Trustee under this instrument, without the need for action by any other Trustee(s).

7.9 No Required Action. Trustee shall not be required to take any action under this Deed of Trust or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in his opinion such action will be likely to involve him in expense or liability,

                                       14

unless requested so to do by a written instrument signed by Beneficiary and, if
Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to him against any and all costs, expense and liabilities arising therefrom. Trustee shall not be responsible for the execution, acknowledgment or validity of the Credit Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary.

7.10 Terms of Trustee's Acceptance. Trustee accepts the trust created by this
Deed of Trust upon the following terms and conditions:

          (a) DELEGATION. Trustee may exercise any of its powers through appointment of attorney(s) in fact or agents, to the extent permitted by applicable law.

          (b) SECURITY. Trustee shall be under no obligation to take any action upon any Event of Default unless furnished security or indemnity, in form satisfactory to Trustee, against costs, expenses, and liabilities that Trustee may incur.

          (c) COSTS AND EXPENSES. Grantor shall reimburse Trustee, as part of the Loan Obligations secured hereunder, for all reasonable disbursements and expenses (including reasonable legal fees and expenses) incurred by reason of or arising from an actionable Default and as provided for in this Deed of Trust, including any of the foregoing incurred in Trustee's administering and executing the trust created by this Deed of Trust and performing Trustee's duties and exercising Trustee's powers under this Deed of Trust. Trustee hereby waives any and all rights to any statutory compensation as may be provided for under state laws.

8. Recordation. The Grantor will cause this Deed of Trust and every additional instrument which shall be executed supplemental or amendatory hereto, or pursuant to the provisions hereof, forthwith upon execution, to be filed and recorded as a Deed of Trust and Financing Statement in such manner as may, in the opinion of the Beneficiary, be required to preserve and protect the lien and security interest of this Deed of Trust, and will, to the extent permitted by law, pay all taxes and costs upon such recording and filing, and will punctually and fully comply with the requirements of any and every mortgage, recording tax or other law, affecting the due recording and filing of this Deed of Trust and all other additional instruments.

                                       15

IN WITNESS WHEREOF, the parties hereto have executed this Deed of Trust as of the date first above written.

                            CHECKS IN THE MAIL, INC., a Delaware corporation

                            By: /s/ Peter A. Fera, Jr.
                                ------------------------------------------------
                            Name: Peter A. Fera, Jr.
                                  ----------------------------------------------
                            Title: CFO
                                   ---------------------------------------------

                       [DEED OF TRUST - NEW BRAUNFELS,TX]

THE STATE OF New York Section
                      Section
COUNTY OF New York    Section

This instrument was acknowledged before me on the 14th day of December, 2005, by
Peter A. Fera, Jr. [name], CFO [title] of Checks In The Mail, Inc., a Delaware corporation, on behalf of said corporation.

                                            /s/ Nicholas A. Kujawa
                                            ------------------------------------
                                            Notary Public

My Commission Expires:

_________________________________

        NICHOLAS A. KUJAWA
        Notary Public, State of New York
        No. 02KU6122294
        Qualified in Kings County
        Commission Expires February 7, 2009

                       [DEED OF TRUST - NEW BRAUNFELS, TX]

                                    EXHIBIT A
                               [Legal Description]

Being a 16.475 acre tract of land out of the D. Russell Survey No 2 and also being all of the same tract of land, as now found upon the ground, called 16.483 acres, described in Volume 709, Page 758 of the Official Public Records of Comal
County, Texas and all bearings referred to in this description and located to and referenced to a bearing of N 44(degrees)03'00" E between iron pins found along the Northwest line of Goodwin Lane, said 16.475 acre tract being more particularly described as follows:

BEGINNING: At an iron pin found at the intersection of the Easterly line of the
Missouri-Pacific Railroad and the Northeasterly Right-of-way line of F.M.
Highway No. 306, for the West corner of this tract, the West corner of the above referenced 16.483 acre tract;

THENCE: Along the Easterly line of the Missouri-Pacific Railroad, same being the
Northwesterly line of the above referenced 16.483 acre tract, N
17(degrees)49'08" E - 1392.02 feet (record N 17(degrees)46'40" E - 1392.77 feet in Volume 709, Page 758) to an iron pin found for the North corner of this tract, the North corner of the above referenced 16.483 acre tract, same being the West corner of a certain tract called 4.450 acres, described in Volume 263,
Page 329 of the Deed Records of Comal county, Texas;

THENCE: Along the Northeasterly Line of the above referenced 16.483 acre tract, same being the Southwest line of said 4.450 acre tract, S 45(degrees)23'30" E
1187.44 feet (record S 45(degrees)23'46"E - 887.33 feet in Volume 709, Page 758)
to an iron pin found on the Northwesterly Line of Goodwin Lane, for the East
corner of this tract, the East corner of the above referenced 16.483 acre tract, same being the South corner of said 4.450 acre tract;

THENCE: With the Northwest line of Goodwin Lane, S 44(degrees)05'00" W 1193.54 feet (record 1194.78 feet in Volume 709, on Pace 758) to an iron pin found and N
89(degrees)14'16" W 70.38 feet (record N 89(degrees)39'59" W - 70.04 feet in
Volume 709, Page 758) to an iron pin found on the Northwesterly line of F.M.
Highway 306, for a Southerly corner of this tract, a Southerly corner of the above referenced 16.483 acre tract;

THENCE: With the Northeasterly line of F.M. Highway No. 306 N 45(degrees)26'00"
W 218.77 feet (record 218.65 feet in Volume 709, on Page 758) to the Point of
Beginning and containing 16.475 acres of land, more or less.

The foregoing field notes represent the result of an on-the-ground survey made under my inspection, August 15, 1994. Reference plat prepared this same date of this 16.475 acre tract.

The above described parcel of land is the same as described in Lawyers Title
Insurance Corporation title commitment No. GF 12113069 bearing an effective date of August 16, 2005, issued on August 31, 2005.